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EXHIBIT 10.1


                                AMENDMENT TO THE
                DECEMBER 14, 2001 SERVICES AGREEMENT BY AND AMONG
                     MERIDIAN VENTURES, LLC, THOMAS C. SHULL
                            AND HANOVER DIRECT, INC.

                               Amendment Number 1

         WHEREAS, a Services Agreement (the "Agreement") was entered into as of December 14, 2001 among Meridian Ventures, LLC, Thomas C. Shull and Hanover Direct, Inc.; and

         WHEREAS, Section 11 of the Agreement provides that the Agreement may only be modified by mutual agreement; and

         WHEREAS, each of the parties to the Agreement now desires to amend the Agreement in certain respects;

         NOW THEREFORE, the Agreement is hereby amended, effective as of March 20, 2002 as follows:

         FIRST: The last sentence of Section 4(b) of the Agreement is hereby amended to read in its entirety as follows:

                  "Shull shall receive a bonus for fiscal 2002 under the Company's 2002 Management Incentive Plan determined in a manner consistent with bonuses awarded to all other Class 8 participants under such Plan for such period, subject to all of the terms and conditions applicable generally to Class 8 participants thereunder."

         SECOND: Clause (ii)(A)(II) of the definition of "Change of Control" in
Section 5 of the Agreement is hereby amended to read in its entirety as follows:

                  "(II) any sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose, said 50% amount shall be deemed to be $107.6 million); or"
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         THIRD: Clause (ii)(B)(II) of the definition of "Change of Control" in
Section 5 of the Agreement is hereby amended to read in its entirety as follows:

                  "(II) a Transaction (other than as described in clause
         (ii)(A)(II) of this definition) immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity."

         FOURTH: Clause (v) of Section 6(a) of the Agreement is hereby amended to read in its entirety as follows:

                  "(v) the first day after the acquisition of the Company (whether by merger or the acquisition of all of its outstanding capital stock) or the tenth day after the sale or any series of sales since April 27, 2001 involving an aggregate of 50% or more of the market value of the Company's assets (for this purpose, said 50% amount shall be deemed to be $107.6 million); or"

         FIFTH: Except to the extent hereinabove set forth, the Agreement shall remain in full force and effect without change or modification.

         IN WITNESS WHEREOF, the parties to the Agreement have executed this Amendment Number 1 as of April 2, 2002.

                                        HANOVER DIRECT, INC.

                                        By:  /s/ Charles F. Messina
                                             Name: Charles F. Messina
                                             Title:  EVP/CAO

                                        MERIDIAN VENTURES, LLC

                                        By:  /s/ Thomas C. Shull
                                             Thomas C. Shull, President

                                        By:  /s/ Thomas C. Shull
                                             Thomas C. Shull, as an individual


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